UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 20, 2020

CNB FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Pennsylvania	000-13396	25-1450605
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1 South Second Street

PO Box 42

Clearfield, Pennsylvania 16830

(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code: (814) 765-9621

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, no par value	CCNE	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.03.	Material Modifications to Rights of Security Holders.

On August 21, 2020, CNB Financial Corporation, a Pennsylvania corporation (the “Company”), filed a statement with respect to shares (the “Statement with Respect to Shares”) with the Secretary of State of the Commonwealth of Pennsylvania (the “Secretary of State of Pennsylvania”), which became effective as of August 25, 2020, establishing the designations, preferences, limitations and relative rights of a new series of preferred stock designated as the “7.125% Series A Fixed-Rate Non-Cumulative Perpetual Preferred Stock,” no par value per share, with a liquidation preference of $1,000 per share (the “Series A Preferred Stock”). The Statement with Respect to Shares was filed in connection with an Underwriting Agreement, dated August 20, 2020 (the “Underwriting Agreement”), by and between the Company and Janney Montgomery Scott LLC, as representative of the several underwriters listed in Schedule A thereto (collectively, the “Underwriters”), pursuant to which the Company agreed to sell to the Underwriters 2,415,000 depositary shares (the “Depositary Shares”), including 315,000 Depositary Shares issued upon the exercise of the Underwriters’ option to purchase additional Depositary Shares, each representing a 1/40th ownership interest in a share of the Series A Preferred Stock. Each holder of a Depositary Share will be entitled to the proportional rights of a share of Series A Preferred Stock represented by the Depositary Share.

The Series A Preferred Stock ranks, with respect to the payment of dividends and distributions upon liquidation, dissolution or winding-up, (1) senior to the Company’s common stock and each other class or series of preferred stock the Company may issue in the future the terms of which do not expressly provide that it ranks on a parity with or senior to the Series A Preferred Stock as to dividend rights and rights on liquidation, winding-up and dissolution of the Company (collectively, “junior securities”), (2) on a parity with each class or series of preferred stock the Company may issue in the future the terms of which expressly provide that such class or series will rank on a parity with the Series A Preferred Stock as to dividend rights and rights on liquidation, winding-up and dissolution of the Company (collectively, “parity securities”), and (3) junior to all existing and future indebtedness and other liabilities and any class or series of preferred stock that expressly provides in the statement with respect to shares creating such preferred stock that such series ranks senior to the Series A Preferred Stock (subject to any requisite consents prior to issuance).

Under the terms of the Series A Preferred Stock, with certain limited exceptions, if the Company’s board of directors has not authorized, and the Company has not declared and paid or set aside for payment, dividends on the Series A Preferred Stock for the most recently completed dividend period, it may not declare or pay dividends on, or redeem, purchase or acquire, its common stock or other junior securities during the next succeeding dividend period.

The foregoing description of the terms of the Series A Preferred Stock is qualified in its entirety by reference to the full text of the Statement with Respect to Shares, which is included as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 21, 2020, the Company filed the Statement with Respect to Shares with the Secretary of State of Pennsylvania, which became effective as of August 25, 2020, amending the Company’s Second Amended and Restated Articles of Incorporation by establishing and designating the newly authorized Series A Preferred Stock of the Company consisting of 60,375 authorized shares.

Dividends on the Series A Preferred Stock will be payable when, as and if authorized and declared by the Company’s board of directors or a duly authorized committee thereof out of legally available funds. From the issue date, dividends on the Series A Preferred Stock will accrue on a non-cumulative basis at a rate of 7.125% per annum on the liquidation preference of $1,000 per share, payable quarterly, in arrears, on the 1st day of each March, June, September and December, commencing on December 1, 2020.

In the event that the Company voluntarily or involuntarily liquidates, dissolves or winds up, the holders of the Series A Preferred Stock at the time outstanding will be entitled to receive liquidating distributions in the amount of $1,000 per share of the Series A Preferred Stock (equivalent to $25 per Depositary Share), plus an amount equal to any authorized and declared but unpaid dividends thereon to and including the date of such liquidation without accumulation of any undeclared dividends, out of assets legally available for distribution to the Company’s stockholders, before any distribution of assets is made to the holders of the Company’s common stock or any other junior securities. After payment of the full amount of such liquidating distributions, the holders of the Series A Preferred Stock will not be entitled to any further participation in any distribution of assets by the Company and will have no right or claim to any of the Company’s remaining assets. In the event that the Company’s assets available for distribution to stockholders upon any liquidation, dissolution or winding-up of the Company’s affairs, whether voluntary or involuntary, are insufficient to pay in full the amounts payable with respect to all outstanding shares of the Series A Preferred Stock and the corresponding amounts payable on any parity securities, the holders of the Series A Preferred Stock and the holders of such other parity securities will share ratably in any distribution of the Company’s assets in proportion to the full respective liquidating distributions to which they would otherwise be respectively entitled.

The Series A Preferred Stock does not have a maturity date, and the Company is not required to redeem the Series A Preferred Stock. Accordingly, the Series A Preferred Stock and related Depositary Shares will remain outstanding indefinitely, unless and until the Company decides to redeem it pursuant to the terms of the Statement with Respect to Shares. The Company may redeem the Series A Preferred Stock at its option, (i) in whole or in part, from time to time, on any dividend payment date on or after September 1, 2025 or (ii) in whole but not in part, within 90 days following a Regulatory Capital Treatment Event (as defined in the Statement with Respect to Shares), in each case, at a redemption price equal to $1,000 per share (equivalent to $25 per Depositary Share), plus any authorized, declared and unpaid dividends, without accumulation of any undeclared dividends. If the Company redeems the Series A Preferred Stock, the Depositary (as defined below) will redeem a proportional number of Depositary Shares. Neither the holders of Series A Preferred Stock nor holders of Depositary Shares will have the right to require the redemption or repurchase of the Series A Preferred Stock or the Depositary Shares. Any redemption of the Series A Preferred Stock is subject to the Company’s receipt of any required prior approval by the Board of Governors of the Federal Reserve System (the “Federal Reserve”) or other successor regulatory authority and to the satisfaction of any conditions set forth in the capital guidelines or regulations of the Federal Reserve applicable to redemption of the Series A Preferred Stock.

Holders of the Series A Preferred Stock will have no voting rights, except as may otherwise be required by applicable Pennsylvania law and with respect to certain fundamental changes in the terms of the Series A Preferred Stock and certain other matters. In addition, if dividends on the Series A Preferred Stock are not paid in full for at least six quarterly dividend periods or their equivalent, whether or not consecutive, the holders of the Series A Preferred Stock, acting as a single class with any other parity securities having similar voting rights that are then exercisable, will have the right to elect two directors to the Company’s board of directors. The terms of office of these directors will end when the Company has paid or set aside for payment full dividends for at least one year’s worth of dividend periods on the Series A Preferred Stock and any non-cumulative parity securities and all dividends on any cumulative parity securities have been paid in full.

The foregoing description of the terms of the Series A Preferred Stock is qualified in its entirety by reference to the full text of the Statement with Respect to Shares, which is included as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 8.01.	Other Events.

On August 25, 2020, the Company closed the public offering of 2,415,000 Depositary Shares, including 315,000 Depositary Shares issued upon the exercise of the Underwriters’ option to purchase additional Depositary Shares, pursuant to the Underwriting Agreement. The offer and sale of the Depositary Shares and the Series A Preferred Stock have been registered under the Securities Act of 1933, as amended, by a registration statement on Form S-3 (File No. 333-236018) (the “Registration Statement”). The following documents are being filed with this Current Report on Form 8-K and incorporated by reference into the Registration Statement: (i) the Underwriting Agreement, (ii) the Statement with Respect to Shares, (iii) the form of certificate representing the Series A Preferred Stock, (iv) the Deposit Agreement, dated August 25, 2020, among the Company, American Stock Transfer & Trust Company, LLC (the “Depositary”), and the holders from time to time of the depositary receipts described therein, (v) the form of depositary receipt representing the Depositary Shares, and (vi) the validity opinion letter with respect to the Depositary Shares and the Series A Preferred Stock.

Item 9.01.	Financial Statements and Exhibits

(d)     Exhibits

Exhibit Number	Description

1.1	Underwriting Agreement, dated as of August 20, 2020, between CNB Financial Corporation and Janney Montgomery Scott LLC, as representative of the several underwriters listed on Schedule A thereto

3.1	Statement with Respect to Shares of 7.125% Series A Fixed-Rate Non-Cumulative Perpetual Preferred Stock, effective as of August 25, 2020

4.1	Form of Certificate representing the 7.125% Series A Fixed-Rated Non-Cumulative Perpetual Preferred Stock

4.2	Deposit Agreement, dated August 25, 2020, among CNB Financial Corporation, American Stock Transfer & Trust Company, LLC, and the holders from time to time of the depositary receipts described therein

4.3	Form of Depositary Receipt representing the Depositary Shares (included as Exhibit A to Exhibit 4.2 of this Current Report on Form 8-K)

5.1	Opinion of Hogan Lovells US LLP

23.1	Consent of Hogan Lovells US LLP (included in Exhibit 5.1 of this Current Report on Form 8-K)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CNB FINANCIAL CORPORATION

Date: August 25, 2020	By:	/s/ Tito L. Lima
Tito L. Lima
Treasurer